Advance Tooling Concepts, LLC

Combined Financial Statements
Years Ended December 31, 2013 and 2012

Advance Tooling Concepts, LLC

Contents

Report of Independent Registered Public Accounting Firm	1

Combined Balance Sheets	2– 3

Combined Statements of Income	4

Combined Statements of Members’ Equity	5

Combined Statements of Cash Flows	6

Summary of Significant Accounting Policies	7– 10

Notes to Combined Financial Statements	11 – 15

Hein & Associates LLP 1999 Broadway Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members’
Advance Tooling Concepts, LLC

We have audited the accompanying combined balance sheets of Advance Tooling Concepts, LLC and subsidiary as of December 31, 2013 and 2012, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Advance Tooling Concepts, LLC and subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado
March 25, 2014D PUBLIC ACCNTANTS AND ADVISORS    DENVER | HOUSTON | DALLAS | ORANGE COUNTY

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	DENVER	HOUSTON	DALLAS	ORANGE COUNTY

Advance Tooling Concepts, LLC

Combined Balance Sheets
(Continued)

December 31,	2013	2012

Assets
Current assets:
Cash and cash equivalents	$1,139,447	$905,441
Trade accounts receivable	2,403,178	1,723,730
Inventory	578,540	759,438
Prepaid expenses and other assets	1,667	1,667

Total current assets	4,122,832	3,390,276

Total property and equipment, net	2,558,572	2,412,693

Total Assets	$6,681,404	$5,802,969
See accompanying notes to the combined financial statements.

Advance Tooling Concepts, LLC

Combined Balance Sheets

December 31,	2013	2012

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$642,810	$1,271,473
Accrued personnel expense	265,865	112,685
Accrued expenses	—	80,856
Deferred revenue	194,011	353,761
Current portion, long-term debt and capital leases	358,580	303,633

Total current liabilities	1,461,266	2,122,408

Long-term liabilities:
Long-term debt and capital leases	877,450	702,888

Total liabilities	2,338,716	2,825,296

Commitments and contingencies

Members' equity	4,342,688	2,977,673

Total Liabilities and Members' Equity	$6,681,404	$5,802,969
See accompanying notes to the combined financial statements.

Advance Tooling Concepts, LLC

Combined Statements of Income

Years Ended December 31,	2013	2012

Sales	$17,241,542	$10,125,904

Cost of goods sold, including depreciation of $513,956
in 2013 and $383,813 in 2012	11,171,549	7,752,490

Gross profit	6,069,993	2,373,414

Operating expenses:
Selling, general and administrative	2,259,828	1,619,094
Gain on sale of equipment	—	(85,662)

Total operating expenses	2,259,828	1,533,432

Income from operations	3,810,165	839,982

Other income (expense):
Interest income	87	941
Lease incentive income	—	25,000
Interest expense	(36,238)	(31,698)

Total other expense	(36,151)	(5,757)

Net income	$3,774,014	$834,225
See accompanying notes to the combined financial statements.

Advance Tooling Concepts, LLC

Combined Statements of Members’ Equity

	Advance Tooling	Advance Molding
	Concepts, LLC	Concepts, LLC	Total
Members' equity, December 31, 2011	$116,339	$2,517,741	$2,634,080
Net income	26,104	808,121	834,225
Member distributions	(211,536)	(279,096)	(490,632)

Members' equity (deficit), December 31, 2012	$(69,093)	$3,046,766	$2,977,673

Transfer of member interests for assets of AMC	3,046,766	(3,046,766)	—
Net income	3,774,014	—	3,774,014
Members' distributions	(2,408,999)	—	(2,408,999)

Members' equity, December 31, 2013	$4,342,688	$—	$4,342,688
See accompanying notes to the combined financial statements.

Advance Tooling Concepts, LLC

Combined Statements of Cash Flows

Years Ended December 31,	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,774,014	$834,225
Adjustments to reconcile net income to cash provided by
operating activities:
Depreciation and amortization	558,062	435,946
Bad debt expense	—	121,509
Gain on sale of equipment	—	(85,662)
(Increase) decrease in assets:
Trade accounts receivable	(679,448)	(950,866)
Inventory	180,898	205,354
Increase (decrease) in liabilities:
Accounts payable	(628,663)	627,332
Accrued personnel expense	153,180	22,378
Accrued expenses	(80,856)	70,690
Deferred revenue	(159,750)	78,161
Net cash provided by operating activities	3,117,437	1,359,067

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of assets	—	119,500
Purchase of equipment	(703,941)	(558,380)
Net cash used in investing activities	(703,941)	(438,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equipment notes	550,000	—
Principal payments on equipment leases and notes	(320,491)	(217,271)
Member distributions	(2,408,999)	(490,632)
Net cash used in financing activities	(2,179,490)	(707,903)

INCREASE IN CASH AND CASH EQUIVALENTS	234,006	212,284
CASH AND CASH EQUIVALENTS, beginning of year	905,441	693,157
CASH AND CASH EQUIVALENTS, end of year	$1,139,447	$905,441

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Equipment purchased through capital leases	$—	$680,115
Cash paid for interest	$36,238	$31,698
See accompanying notes to the combined financial statements..

Advance Tooling Concepts, LLC

Summary of Significant Accounting Policies

Nature of Operations

The accompanying financial statements include the accounts and activity of Advance Tooling Concepts, LLC (“ATC”) and Advance Molding Concepts, LLC (“AMC”) (collectively, the “Company”) due to common ownership through December 31, 2012. As prescribed by the plan of merger dated January 1, 2013, ATC acquired substantially all assets at historical cost of AMC in exchange for member interests in ATC and AMC was liquidated. All significant intercompany accounts and transactions have been eliminated in these combined financial statements.

ATC designs and builds high quality plastic injection and metal injection molding tooling, as well as being a plastic injection molder. ATC is a Colorado Limited Liability Company and has a perpetual life.

As discussed in Note 5, the Company leases its manufacturing and office facility from a related leasing entity. The Company follows the guidance in ASC 810, Consolidation related to consolidation of variable interest entities (“VIE”). A reporting entity must consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. A reporting entity must consider the rights and obligations conveyed by its variable interests and the relationship of its variable interests with variable interests held by other parties to determine whether its variable interests will absorb a majority of a VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. Based on this analysis, the Company has determined the related party leasing entity is not a variable interest entity; therefore its activities are not included in these combined financial statements.

Basis of Presentation

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the Company’s combined financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements. Actual results could differ from those estimates and such differences could be material.

Advance Tooling Concepts, LLC

Summary of Significant Accounting Policies

Revenue Recognition and Deferred Revenue

The Company recognizes revenue from sales when earned, that is, when the risks and rewards of ownership have transferred to the customer, which is considered to have occurred upon shipment of the finished products. Provisions for estimated returns and allowances, and other adjustments, are provided for in the same period the related sales are recorded. Shipping and handling costs are generally the customer’s responsibility. When the company does charge the customer for shipping and handling costs, the Company recognizes the charges within revenue and includes the related shipping and handling costs in cost of goods sold. Total amounts charged to the revenue and cost of goods sold during the years ended December 31, 2013 and 2012 were not significant.

Amounts billed in advance of the period in which service is rendered are recorded as a liability under deferred revenue in the accompanying balance sheets. Amounts included in both accounts receivable and deferred revenue at December 31, 2013 and 2012, were $194,011 and $215,001, respectively, as the Company may collect a down payment for materials and front end design.

Cash and Cash Equivalents

The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Trade Accounts Receivable and Credit Policies

Accounts receivable are recorded at the amount expected to be collected. The allowance for doubtful accounts is determined through an analysis of the past-due status of accounts receivable and assessments of risk regarding collectability. Management reviews the allowance for doubtful accounts at the end of each reporting period and charges to bad debt expense the amounts necessary to reduce the carrying value of accounts receivable to the amount expected to be collected. Receivables determined by management to be uncollectible are written off in the period such determination is made. During 2012, management determined $121,509 of accounts receivable from one customer were uncollectible. No allowance for doubtful accounts had been established against these balances; therefore, these write-offs were charged against bad debt expense. Management believes that no allowance for doubtful accounts is necessary at December 31, 2013 and 2012; however, actual credit losses could exceed the determined allowance.

Advance Tooling Concepts, LLC

Summary of Significant Accounting Policies

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market, including provisions for obsolescence commensurate with known or estimated exposures, and consist primarily of raw materials, work in process, and finished goods. The cost of inventories includes materials, direct labor and standard cost allocations for indirect labor and manufacturing overhead costs. The Company reviews and sets standard costs periodically to approximate current actual indirect labor and manufacturing overhead costs.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Maintenance and repairs of property and equipment are charged to operations as incurred. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and a gain or loss is included in operations.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flows from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset’s fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable and supportable assumptions. The Company did not record any impairment losses for the years ended December 31, 2013 and 2012.

Income Taxes

ATC and AMC are not tax-paying entities for federal or state income tax purposes; accordingly, no provision for income tax expense has been recorded in the combined financial statements. Income or losses are reflected in the ATC and AMC members’ tax returns in accordance with their respective ownership percentages. ATC and AMC follow the provisions of FASB ASC 740-10, which prescribes the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements.  The entities perform a review of material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.  Based on that review, the entities did not recognize any uncertain tax positions in the combined financial statements for the years ended December 31, 2013 and 2012. ATC and AMC’s tax returns for 2010 through 2012 are subject to examination by the Internal Revenue Service and state taxing authorities. Interest and penalties, if any, would be included in selling, general and administrative expenses.

Advance Tooling Concepts, LLC

Summary of Significant Accounting Policies

Warranty Costs

The Company sells its products without a warranty; however, to build and maintain strong customer relationships, the Company may issue customers credit or ship replacement material, at no cost to the customer, to satisfy quality related issues. The Company has determined no reserve for such potential liabilities is required at December 31, 2013 and 2012 based on historical experience with its customers.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was not significant during the years ended December 31, 2013 or 2012.

Advance Tooling Concepts, LLC

Notes to Combined Financial Statements

1.    INVENTORY

Inventories consisted of the following:

December 31,	2013	2012
Raw materials	$482,608	$748,689
Work-in-process	2,145	1,460
Finished goods	93,787	9,289

Total	$578,540	$759,438

2.    PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2013	2012
Manufacturing equipment	$5,167,978	$4,522,491
Other equipment and vehicles	169,995	136,682
Leasehold improvements	319,808	319,808
Software	227,025	201,883
	5,884,806	5,180,864
Accumulated depreciation and amortization	(3,326,234)	(2,768,171)

Property and equipment, net	$2,558,572	$2,412,693

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 totaled $558,062 and $435,946, respectively.

Advance Tooling Concepts, LLC

Notes to Combined Financial Statements

3.    DEBT

Lines of Credit

ATC maintains a revolving line of credit agreement that allows the Company to borrow up to $900,000. Interest is payable monthly on the outstanding borrowings at the greater of 4.25% or prime rate plus 1.0% (4.25% at December 31, 2013). The line of credit matures on June 30, 2014, is secured by substantially all assets of the Company and is personally guaranteed by the members and ATC. ATC did not draw on the line of credit during 2013 or 2012.

AMC maintained a revolving line of credit agreement that allowed it to borrow up to $650,000 through May 30, 2013. Interest was payable monthly on the outstanding borrowings at the greater of 5.0% or prime rate plus 1.25% (5.0% at December 31, 2012). The line of credit was secured by substantially all assets of AMC and personally guaranteed by its members. AMC did not draw on the line of credit during 2012, and the line expired with the merger of AMC into ATC on January 1, 2013.

Equipment Capital Leases and Notes Payable

Equipment capital leases and notes payable consisted of the following:

December 31,	2013	2012
Various equipment capital leases and notes payable maturing through 2018, monthly payments ranging from $1,379 to $4,557, interest rates ranging from 3.19% - 6.31%, secured by equipment.	$1,236,030	$1,006,521

Total long-term debt	1,236,030	1,006,521
Less current portion	358,580	303,633

Long-term debt due after one year	$877,450	$702,888

The cost of equipment under capital leases totaled $1,326,623 at both December 31, 2013 and 2012. Accumulated depreciation of the leased equipment at December 31, 2013 and 2012, was $531,591 and $342,082, respectively.

Advance Tooling Concepts, LLC

Notes to Combined Financial Statements

3.    DEBT (CONTINUED)

Future maturities of capital leases and notes payable are as follows:

Years Ending December 31,
2014	$358,580
2015	356,372
2016	296,587
2017	169,038
2018	55,453

Total	$1,236,030

4.    CONCENTRATIONS

The Company’s revenues are derived through purchase orders and there are no master contracts.

The Company’s accounts receivable balances include the following concentration of major customer balances:

December 31,	2013	2012
Customer A	60%	31%
Customer B	4%	25%
Customer C	8%	17%

The following customers provided over 10% of the Company’s revenues:

Years ended December 31,	2013	2012
Customer A	59%	21%
Customer B	4%	11%
Customer C	8%	14%
Customer D	7%	11%

Two vendors accounted for 39% and 10% of purchases, respectively, during 2013. Two vendors accounted for 17% and 11% of purchases, respectively, during 2012.

Advance Tooling Concepts, LLC

Notes to Combined Financial Statements

5.    COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its manufacturing and office facilities through May 31, 2017 under a non-cancellable operating lease with an entity owned jointly by the Company’s members and an unrelated party. Minimum annual rent during 2013 and 2012 was approximately $198,000 and $192,000, respectively. Effective June 1, 2013 and annually thereafter, the base rent will increase 3%. There are no stated renewal options.

The Company leases a clean room facility through May 31, 2017 under a non-cancellable operating lease with an unrelated party, with an option to extend an additional three years. Minimum annual rent during 2013 and 2012 was approximately $98,000 and $93,000, respectively.

Lease expense incurred under all operating leases during the years ended December 31, 2013 and 2012, including property taxes, was $374,063 and $346,483, respectively.

Minimum future lease payments are as follows:

Years Ending December 31,
2014	$301,280
2015	317,379
2016	328,672
2017	167,183

Total	$1,114,514

Advance Tooling Concepts, LLC

Notes to Combined Financial Statements

5.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

Simplified Employee Pension Plan

The Company maintains a Simplified Employee Pension (“SEP”) plan available to members and employees based on defined eligibility criteria. SEP contributions were $313,438 and $186,353, respectively, for the years ended December 31, 2013 and 2012.

Indemnification of Directors and Officers

Under the terms of the Company’s amended and restated operating agreement, managers and agents of the Company are indemnified for any action or any failure to act on behalf of the Company, within the authority as managers and agents, unless the act or omission was performed or omitted fraudulently, as defined.

6.    MEMBER OPERATING AGREEMENT

The ATC and AMC (through December 31, 2012) operating agreements provide for a capital account to be maintained for each member, with profits and losses generally allocated to the members according to their ownership interest. Effective January 1, 2013, the ATC operating agreement was amended and restated to reflect the AMC merger. The Company is authorized to issue up to 1,000,000 units representing ownership interests in the Company of which 100,000 are issued and outstanding as of December 31, 2013. Subject to the approval of members holding a majority of the units in the Company, the managers can create a separate class of units and specify the number, voting powers, designations, preferences, limitations, restrictions and relative rights for that class, which may differ from those for other classes. Unless otherwise designated as described above, units have identical rights and obligations.

7.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 25, 2014, which is the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.